Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

The following description of the capital stock of Neuphoria Therapeutics Inc., a Delaware corporation (the “Company”) is a summary only. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”) and the complete text of the Company’s Certificate of Incorporation and the Bylaws, each as amended and restated.

General

Under the Certificate of Incorporation, the Company is authorized to issue up to 30,000,000 shares of common stock and 3,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters on which stockholders are generally entitled to vote; provided, however, that, except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the combined voting power of our common stock could, if they so choose, elect all the directors.

Dividends. Subject to the rights of the holders of any outstanding series of preferred stock, holders of common stock are entitled to receive any dividends to the extent permitted by law when, as and if declared by our board of directors.

Liquidation. Upon our dissolution, liquidation or winding up of the Company, subject to the rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock are entitled to receive the assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Other Matters. The Certificate of Incorporation does not entitle holders of our common stock to preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The common stock may be subdivided or combined in any manner unless the other class is subdivided or combined in the same proportion. All outstanding shares of our common stock are fully paid and non-assessable.

Authorized but Unissued Preferred Stock

Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply as long as our common stock is listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the combined voting power of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans.

Our Certificate of Incorporation authorizes our board of directors to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the designation, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each series of preferred stock. Our board of directors is also able to increase or decrease the number of authorized shares of any series of preferred stock (but not below the number of shares of that series of preferred stock then outstanding) without any further vote or action by the stockholders.

The existence of unissued and unreserved common stock or preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Delaware Law, the Certificate of Incorporation and the Bylaws

Certain provisions of Delaware law, the Certificate of Incorporation and the Bylaws could make the acquisition of the Company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.

Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval except as required by law or by any stock exchange on which our common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors. The existence of authorized but unissued shares of common stock or preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Board Classification. The Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. The Certificate of Incorporation and the Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors.

No Cumulative Voting. Holders of our common stock do not have cumulative voting rights in the election of directors.

Special Meetings of Stockholders. The Certificate of Incorporation and the Bylaws provide that special meetings of our stockholders may be called only by our board of directors.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of our board of directors.

Stockholder Action by Written Consent. Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. The Certificate of Incorporation precludes stockholder action by written consent.

Advance Notice Requirements for Stockholder Proposals and Nomination of Directors. The Bylaws require stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual or special meeting of stockholders, to provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such notice will be timely only if delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which a public announcement of the date of such annual meeting is first made by us. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the potential acquiror’s own slate of directors or otherwise attempting to obtain control of the Company.

Removal of Directors; Vacancies. Under the DGCL, unless otherwise provided in the Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. The Certificate of Incorporation provides that directors may only be removed for cause and only by the affirmative vote of holders of at least 66 2/3% in the voting power of the stock outstanding and entitled to vote thereon. In addition, the Certificate of Incorporation also provides that any newly created directorship on our board of directors resulting from any increase in the authorized number of directors and any vacancies in our board of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director (and not by the stockholders).

Supermajority Provisions. The Certificate of Incorporation and the Bylaws provide that our board of directors is expressly authorized to adopt, amend or repeal the Bylaws without a stockholder vote. Any adoption, amendment or repeal of the Bylaws by our stockholders requires the affirmative vote of the holders of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, the following provisions in the Certificate of Incorporation, among others:

●	the provisions providing for a classified board of directors (the election and term of our directors);

●	the provisions regarding removal of directors;

●	the provisions regarding filling vacancies on our board of directors and newly created directorships;

●	the provisions precluding stockholder action by written consent;

●	the provisions regarding calling special meetings of stockholders;

●	the provision requiring a 66 2/3% supermajority vote for stockholders to amend the Bylaws;

●	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

●	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

Section 203 of the Delaware General Corporation Law. The Certificate of Incorporation provides that we are not governed by, or otherwise subject to, Section 203 of the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall St., Canton, Massachusetts 02021.

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